                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT


1)  Peritus Securities Corporation--Massachusetts
2)  Millennium Dynamics, Inc.--Delaware
3)  Peritus Software Services (India) Private Limited--India